Exhibit 10.51

February 14, 2012

RB, Inc.

365 West Passaic Street

Rochelle Park, NJ 07662

Gentlemen:

We refer to our letter agreement, dated September 12, 2011, regarding the retention by Kid Brands, Inc. (the “Company”) of the services of Raphael Benaroya (the “Agreement”). Pursuant to the Agreement, RB, Inc. has been providing to the Company the services of Raphael Benaroya, an employee of RB, Inc., who has served as interim Executive Chairman of the Company and has performed the duties of chief executive of the Company. Pursuant to its original terms, the Agreement was to expire on December 31, 2011.

We hereby request that the Agreement be extended on a month-to-month basis, effective as of January 1, 2012 (the “Extension Period”). The Extension Period may be terminated by either the Company or RB, Inc. at any time upon ten (10) days written notice to the other party. As total compensation hereunder, RB, Inc. shall be paid $100,000 for each calendar month during the Extension Period. Upon termination of this Agreement, any fee payable for the month of termination will be prorated to reflect the actual number of days in such month during which this Agreement was in effect.

It is understood that Mr. Benaroya shall not be paid director fees for the period during which he is serving as Executive Chairman and he shall not be entitled to participate in any bonus program, employee benefit plan or other compensation arrangement whatsoever with the Company. RB, Inc. will be reimbursed for its reasonable expenses incurred for its services under this agreement.

This agreement shall be governed by the laws of New Jersey and may not be amended except by a written agreement entered into between RB, Inc. and the Company.

RB, Inc.

February 14, 2012

Page Two

If RB, Inc. is in agreement with the terms hereof, please sign, and have Mr. Benaroya sign to acknowledge his agreement, and return the duplicate copy of the letter attached hereto.

Very truly yours,

/s/ Fred Horowitz
Fred Horowitz
Chairman, Compensation Committee
of the Board of Directors

Agreed and accepted

this 14th day of February 2012

RB, Inc.

/s/ Raphael Benaroya
By:	Raphael Benaroya
President

Agreed and accepted

this 14th day of February 2012

/s/ Raphael Benaroya
Raphael Benaroya